PAGE 1

                                                                        EX-7.1
















         CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
            FOR THE MARCH 25, 1996 DISTRIBUTION DATE

               CSXT Trade Receivables Master Trust
       5.05% Trade Receivables Participation Certificates,
                          Series 1993-1
































                              - 1 -



       PAGE 2

               CSXT TRADE RECEIVABLES MASTER TRUST
               Monthly Distribution Date Statement
                          Series 1993-1
               CSX Transportation, Inc. (Servicer)

ORIGINAL SERIES 1993-1 PARAMETERS
---------------------------------

Initial Pool Balance                                 542,490,000
Initial Invested Amount                              200,000,000
Required Net Series Pool Balance                     239,993,384
Original Investor Allocation Percentage                   44.24%
Certificate Rate                                           5.05%
Servicing Fee (Per Annum)                                  0.25%
Original Required Available Subordinated Amount       36,658,384
Purchaser Adjusted Invested Amount (PAIA)            130,000,000

MONTHLY ACTIVITY
----------------

Total Pool Collections                               314,271,000
Total New Receivables Sold To Trust (New Invoices)   334,563,000
Dilutions                                              6,967,000
Defaulted Receivables (91 days +)                      4,195,000
Total Pool Recoveries                                          0
Investment Proceeds for Due Period                             0
Interline Payables                                   123,344,000
Overconcentration Amount                                       0
Receivables Not Eligible                                       0
Miscellaneous Payments (Adjustment Payments +
  Transfer Deposit Amounts)                                    0
Monitored Receivables                                 42,086,000
Additions to Monitored Receivables                     7,033,000
Collections of Monitored Receivables                   4,013,000
Total Charged-Off Receivables                             76,000
Purchaser Adjusted Invested Amount                   125,000,000
Reassigned Receivables                                         0

MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION
---------------------------------------------------------------

Series 1993-1 Certificate Rate                             5.05%
Servicing Fee                                              0.25%

Average Days Sales Outstanding                              56.3
Monthly Payment Rate                                      53.33%
Yield Reserve                                          3,113,129
Fee Reserve                                              156,256







                              - 2 -



       PAGE 3

INPUTS FROM PREVIOUS SERVICER REPORT
------------------------------------

Ending Pool Balance                                  589,280,000
Interline Payables                                   122,861,000
Outstanding Balance                                  466,419,000
Ending Net Receivables Pool Balance                  419,684,000
Ending Series 1993-1 Invested Amount                 200,000,000
Ending Series 1993-1 Available Subordinated Amount    37,219,784
Ending Deferred Monthly Servicing Fee                          0
Ending Interest Shortfall + Additional Interest                0
Unallocated Collections                                        0
Principal Funding Account Balance                              0
Ending Purchaser Adjusted Invested Amount (PAIA)     125,000,000
Ending Series Adjusted Invested Amount               237,219,784

Yield Reserve                                          3,208,158
Fee Reserve                                              161,026

Accumulation Period (Y=1;N=2)                                  2
Early Amortization Period (Y=1;N=2)                            2

DELINQUENCY DATA (As of 2/29/96)
--------------------------------
                                              %    Dollar Amount
                                            ------ -------------
1-30 Days From Invoice                      93.05%   560,725,000
31-60 Days From Invoice                      5.29%    31,851,000
61-90 Days From Invoice                      0.96%     5,758,000
91-120 Days From Invoice                     0.39%     2,344,000
121-150 Days From Invoice                    0.11%       663,000
151-180 Days From Invoice                    0.09%       521,000
181-210 Days From Invoice                    0.04%       235,000
211-240 Days From Invoice                    0.02%       143,000
Greater Than 240 Days From Invoice           0.05%       289,000
                                           -------   -----------
       Total                               100.00%   602,529,000
                                           -------   -----------
CERTIFICATE REPORTING DATES
---------------------------

Determination Date                                     22-Mar-96
Distribution Date                                      25-Mar-96
Due Period                                                Feb-96
Series 1993-1 Period Number                                   29
Last Day of Preceding Due Period                       29-Feb-96









                              - 3 -



       PAGE 4

ALLOCATION PERCENTAGES
----------------------

Beginning Invested Amount                            200,000,000
Series Adjusted Invested Amount (SAIA)               237,219,784
Purchaser Adjusted Invested Amount (PAIA)            125,000,000
Trust Adjusted Invested Amount (TAIA)                362,219,784

Series Allocation Percentage (SAIA/TAIA)                  65.49%
Investor Allocation Percentage                            87.53%
Investor Ownership Percentage                             33.94%
Seller Ownership Percentage                               66.06%

COLLECTIONS
-----------

Total Pool Collections                               314,271,000
Pool Recoveries                                                0
Total Available Collections                          314,271,000

Series Allocable Collections
  (SAP * Total Available Collections)                205,817,854
Series Allocable Miscellaneous Payments                        0
Available Investor Collections                       180,159,681
Monthly Interest Due                                     841,667
Monthly Interest Paid                                    841,667
Remaining Available Collections                      179,318,014
Beginning Interest Shortfall + Additional
  Interest Due                                                 0
Beginning Interest Shortfall + Additional
  Interest Paid                                                0
Remaining Available Collections                      179,318,014
Ending Unpaid Interest Shortfall                               0

Certificateholders' Monthly Servicing Fee                 58,504
Withdrawal                                                58,504
Remaining Available Collections                      179,259,510
Beginning Deferred Monthly Servicing Fee                       0
Withdrawal                                                     0
Remaining Available Collections ("Monthly Principal")179,259,510
Ending Deferred Monthly Servicing Fee                          0

Charged-Off Amount                                        76,000
Investor Allocable Charged-Off Amount                     25,794
Withdrawal                                                25,794
Remaining Available Collections                      179,233,716
Investor Charge-Off Shortfall                                  0

Deficiency Amount                                              0
Available Subordination Draw Amount                            0
Remaining Investor Charge-Off Shortfall                        0




                              - 4 -



       PAGE 5

POOL BALANCE
------------

Beginning Pool Balance                               589,280,000
Collections                                         (314,271,000)
New Receivables                                      334,563,000
Dilutions                                             (6,967,000)
Charged-Off Receivables                                  (76,000)
Ending Pool Balance                                  602,529,000
Interline Payables                                  (123,344,000)
Ending Outstanding Balance                           479,185,000
Ending Net Receivables Pool Balance                  432,904,000
Ending Net Series Pool Balance                       283,511,277

REQUIRED NET SERIES POOL BALANCE
--------------------------------

Subordination Percentage (Current Due Period)             15.43%

Beginning Available Subordinated Amount               37,219,784
Required Subordination Draw Amount                             0
Invested Amount                                                0
Ending Available Subordinated Amount                  36,483,490
Yield Reserve                                          3,113,129
Fee Reserve                                              156,256
Initial Invested Amount-Invested Amount                        0
Required Net Series Pool Balance                     239,752,876

NEW ALLOCATION PERCENTAGES
--------------------------

Ending Invested Amount                               200,000,000
Ending Series Adjusted Invested Amount (SAIA)        236,483,490
Ending Purchaser Adjusted Invested Amount (PAIA)     125,000,000
Ending Trust Adjusted Invested Amount (TAIA)         361,483,490

Ending Series Allocation Percentage (SAIA/TAIA)           65.42%
Ending Investor Allocation Percentage                     84.66%
Ending Investor Ownership Percentage                      33.19%
Ending Seller Ownership Percentage                        66.81%

CURRENT DUE PERIOD DILUTION AND MONITORED
  RECEIVABLES PERCENTAGES
-----------------------------------------

A. Dilution Percentage                                     1.16%

B. Monitored Receivables (As a Percentage of Pool Balance)
     Additions to Monitored Receivables                    1.17%
     Collections of Monitored Receivables                  0.67%
                                                           -----
     Net Additions (Reductions) to Monitored Receivables   0.50%



                              - 5 -



       PAGE 6

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                 0
Beginning Investor Charge-Offs per $1,000 Certificate       0.00
Additional Investor Charge-Offs                                0
Additional Investor Charge-Offs per $1,000 Certificate      0.00

Reimbursements:
 Reinstatement of Investor Certificates                        0
 Reinstatement of Investor Certificates per
   $1,000 Certificate                                       0.00

Ending Investor Charge-Offs                                    0
Ending Investor Charge-Offs per $1,000 Certificate          0.00

AMORTIZATION EVENTS
-------------------
(Yes=1; No=2)
                                                             Y/N
                                                             ---
 1. Breach of material covenant or agreement pursuant to
    the Pooling and Servicing Agreement uncured for 30 days    2
 2. Breach of representation or warranty not corrected for
    30 days                                                    2
 3. Bankruptcy, insolvency or receivership of Seller or CSXT   2
 4. Trust is deemed an "Investment Company"                    2
 5. CSXT fails to convey Receivables to Seller and Servicer
    fails to make deposit to Retained Collection Account       2
 6. Required Net Series Pool Balance exceeds Net Series Pool
    Balance                                                    2
 7. Any Series 1993-1 Servicer Default                         2
 8. Termination Notice delivered to Servicer                   2
 9. Invested Amount of Series not paid in full on Expected
    Final Payment Date                                         2
10. Average Monthly Payment Rate for the three preceding Due
    Periods is less than 25%                                   2

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-----------------------------------------------

Investor Allocable Charged-Off Amount                     25,794
Investor Recoveries                                            0
Aggregate Investor Allocable Charged-Off Amount           25,794
Aggregate Investor Allocable Charged-Off Amount as a
 Percentage of Ending Series Invested Amount               0.01%
Loss Reserve                                          26,000,000








                              - 6 -



       PAGE 7

SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)
---------------------------------------------


Calculation of Subordination Percentage


A.  Subordination Percentage Floor                        13.00%


B.  I.  Dilutions
        (a) Dilution Ratio-Greatest 2-month rolling average
            for prior 12 due periods                       1.44%
        (b) Dilution Percentage (5*B.I.(a))                7.20%

   II.  Delinquencies
        (a) Delinquency Ratio-Greatest 3-month rolling average
            for prior 12 Due Periods                       0.04%
        (b) Delinquency Percentage (7.5*B.II.(a))          0.30%

  III.  Monitored Receivables
        (a) Monitored Receivables Ratio-Greatest 3-month
            rolling average for prior 12 Due Periods       1.06%
        (b) Monitored Receivables Percentage (7.5*B.III.(a))7.93%

   IV.  Loss Percentage (B.II.+B.III.)                     8.23%

    V.  Sum of Dilution and Loss Percentages (B.I.+B.IV.) 15.43%


C.  I.  Alternate Dilutions
        (a) Dilution Ratio-Greatest 2-month rolling average
            for prior 12 Due Periods                       1.44%
        (b) Alternate Dilution Percentage (4*C.I.(a))      5.76%

   II.  Alternate Delinquencies
        (a) Alternate Delinquency Percentage               0.35%

  III.  Alternate Monitored Receivables
        (a) Alternate Monitored Receivables Percentage     6.38%

   IV.  Alternate Loss Percentage (C.II.+C.III.)           6.73%

    V.  Sum of Alternate Dilution and Alternate Loss
         Percentages                                      12.49%


D.  Subordination Percentage (Greatest of A.,
     B.V., or C.V.)                                       15.43%






                              - 7 -



       PAGE 8

POOL FACTOR
-----------

Beginning Invested Amount                            200,000,000
Ending Invested Amount                               200,000,000
Pool Factor                                            1.0000000

ALLOCATION OF COLLECTIONS TO PRINCIPAL
--------------------------------------

Total Collections                                    314,271,000

Available Investor Collections                       179,233,176
Monthly Principal                                              0
Available Principal Collections                      179,233,176


I.  Revolving Period:
    Unallocated Collections                                    0
    Amounts Paid to Seller (Seller's Interest)       179,233,176

II. Accumulation Period/Early Amortization Period:
    Controlled Accumulation Amount                             0
    Controlled Deposit Amount                                  0
    Monthly Principal Deposited into Principal Funding Account 0
    Excess Collections                                         0
    Excess Collections Paid To Seller                          0
    Beginning Principal Funding Account Balance                0
    Deposits to Principal Funding Account                      0
    Ending Principal Funding Account Balance                   0

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total Amount Distributed                              841,666.67
Total Amount Allocable to Interest                    841,666.67
Total Amount Allocable to Interest per
  $1,000 of Certificates                                    4.21
Total Amount Allocable to Principal                         0.00
Total Amount Allocable to Principal per
  $1,000 of Certificates                                    0.00

Pool Factor                                            1.0000000












                              - 8 -



       PAGE 9

SERIES 1993-1 INVESTED AMOUNT
-----------------------------

Beginning Invested Amount                            200,000,000
Additional Investor Charge-Offs                                0
Reimbursement of Investor Charge-Offs                          0
Unallocated Collections                                        0

Invested Amount Before Principal Amortization        200,000,000

Principal on Deposit in Principal Funding Account              0
Ending Invested Amount                               200,000,000


Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date           841,667




I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented, and is correct to the best of my knowledge.



                                           /s/ JAMES FEESER
                                           ---------------------
                                           James Feeser
                                           Assistant Controller

























                              - 9 -



       PAGE 10

               CSXT TRADE RECEIVABLES MASTER TRUST
               -----------------------------------

         Certificateholders' Distribution Date Statement
                          Series 1993-1
               CSX Transportation, Inc. (Servicer)

       Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, to the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, as Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  March 25, 1996

Due Period:  February 1, 1996 through February 29, 1996


POOL COLLECTIONS
----------------

  Aggregate amount of Collections                $314,271,000.00

  Pool Balance as of the last day of the
    preceding Due Period                         $602,529,000.00


ALLOCATION PERCENTAGES
----------------------

  Series 1993-1 Allocation Percentage                     65.49%

  Investor Allocation Percentage                          87.53%

  Investor Ownership Percentage                           33.94%











                             - 10 -



       PAGE 11

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

  Total amount distributed to Certificateholders $    841,666.67

  Total amount distributed to Certificateholders
    allocable to Interest                        $    841,666.67
  Total amount distributed allocable to Interest
    per $1,000 of Certificates                   $          4.21

  Total amount distributed to Certificateholders
    allocable to Principal                       $          0.00
  Total amount distributed allocable to Principal
    per $1,000 of Certificates                   $          0.00

  Pool Factor                                          1.0000000


CERTIFICATE INVESTED AMOUNTS
----------------------------

  Series 1993-1 Invested Amount
    Amounts on deposit in the Principal Funding Account$          0.00

    Outstanding balance of the Series 1993-1 Certificates
      (after giving effect to all distributions to occur
       on the Distribution Date)                 $200,000,000.00


INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-------------------------------------

  Investor Allocable Charged-Off Amount for the Due Period$     25,794.00


SUBORDINATION PERCENTAGE
------------------------

  Subordination Percentage for the Current Due Period     15.43%

  Ending Available Subordinated Amount            $36,483,490.50














                             - 11 -



       PAGE 12

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

  Beginning Investor Charge-Offs                 $          0.00
  Beginning Investor Charge-Offs per
    $1,000 Certificate                           $          0.00

  Additional Investor Charge-Offs                $          0.00
  Additional Investor Charge-Offs per
    $1,000 Certificate                           $          0.00

  Reimbursements:
    Reinstatement of Investor Certificates       $          0.00
    Reinstatement of Investor Certificates per
      $1,000 Certificate                         $          0.00

  Ending Investor Charge-Offs                    $          0.00
  Ending Investor Charge-Offs per
    $1,000 Certificate                           $          0.00


POOL BALANCES
-------------

  Pool Balance as of the last day of the preceding
    Due Period                                   $602,529,000.00

  Ending Net Receivables Pool Balance            $432,904,000.00

  Ending Net Series Pool Balance                 $283,511,276.60

























                             - 12 -